Registration Statement No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           MICROFINANCIAL INCORPORATED
             (Exact name of registrant as specified in its charter)

                Massachusetts                     04-2962824
       (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)            Identification No.)

                                950 Winter Street
                                Waltham, MA 02451
                                 (781) 890-0177
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)

             MicroFinancial Incorporated 1998 Equity Incentive Plan

                                 Richard Latour
         President, Chief Operating Officer and Chief Financial Officer
                           MicroFinancial Incorporated
                                950 Winter Street
                                Waltham, MA 02451
                                 (781) 890-0177
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                 with a copy to:
                            Laura N. Wilkinson, Esq.
                              Edwards & Angell, LLP
                              2800 BankBoston Plaza
                              Providence, RI 02903
                                 (401) 274-9200

                         CALCULATION OF REGISTRATION FEE



  Title of Each Class       Amount to be       Proposed maximum        Proposed maximum        Amount of
 of Securities to be         registered       offering price per      aggregate offering     Registration
      Registered                                   unit (1)                price (1)              fee
 ---------------------    ----------------    ------------------      ------------------     ------------

 Common Stock,            2,000,000 shares          $8.115                $16,230,000           $1,494
    $.01 par value

(1) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance Rule 457(h) based upon the average of the high and low prices for shares of MicroFinancial Incorporated on the New York Stock Exchange on March 26, 2002.

                Incorporation of Previous Registration Statement

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 2,000,000 shares under the MicroFinancial 1998 Equity Incentive Plan. Pursuant to Instruction E, the contents of the Company's Form S-8 Registration Statement No. 333-75801 are hereby incorporated by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MicroFinancial Incorporated has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 29th day of March, 2002.

                           MICROFINANCIAL INCORPORATED

                By: /s/Richard Latour
                    Richard Latour
                    President, Chief Operating
                    Officer, Chief Financial Officer and Director

Each person whose signature appears below hereby constitutes and appoints the President and Chief Operating Officer as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to this Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer so acting deems advisable.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 29th, 2002.

           Signature                            Title

/s/Richard Latour                         President, Chief Operating Officer,
-----------------
Chief Financial Officer and Director
Richard Latour


/s/Peter Bleyleben                        Chairman of the Board of Directors,
------------------
Chief Executive Officer and Director
Peter Bleyleben


/s/Kerry Lincoln                         Vice President, Accounting and Finance
----------------
Kerry Lincoln


/s/Brian E. Boyle                       Director
-----------------
Brian E. Boyle


/s/Torrence C. Harder                   Director
---------------------
Torrence C. Harder


/s/Jeffrey Parker                      Director
-----------------
Jeffrey Parker


/s/Alan Zakon                          Director
-------------
Alan Zakon

                                Index to Exhibits



Exhibit
Number       Description of Exhibit

5            Opinion of Edwards & Angell re: legality

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of PricewaterhouseCoopers LLP

23.3        Consent of Edwards & Angell (included in Exhibit 5)

24          Power of Attorney (included on signature pages to this Registration
            Statement)

                                    Exhibit 5

                                                                 April 1, 2002

MicroFinancial Incorporated
950 Winter Street
Waltham, MA  02154

Ladies and Gentlemen:

            This opinion is furnished in connection with the filing by MicroFinancial Incorporated (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") registering under the Securities Act of 1933, as amended, 2,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), to be issued or issuable upon the exercise of outstanding stock options under the MicroFinancial Incorporated 1998 Equity Incentive Plan (the "Plan").

            As counsel for the Company, we participated in the preparation of the Registration Statement and have examined such other certificates and documents as we deemed necessary or appropriate for the purposes of this opinion.

            Based solely upon the foregoing, we are of the opinion that the shares of Common Stock being registered by the Registration Statement, when issued and paid for as contemplated by the Plan, will be validly issued, fully paid and non-assessable.

            We hereby consent to the reference to our firm in and the use of this opinion in connection with the Registration Statement and all amendments thereto. This opinion may not be used for any other purpose or relied upon by any other person, firm or corporation for any purpose without our prior written consent.

                                            Very truly yours,



                                            /s/ Edwards & Angell, LLP
                                            EDWARDS & ANGELL, LLP

                                  Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of MicroFinancial Incorporated on Form S-8 of our report dated February 21, 2002 appearing in the Annual Report on Form 10-K of MicroFinancial Incorporated for the year ended December 31, 2001.


/s/Deloitte & Touche LLP


Boston, Massachusetts
April 1, 2002

                                  Exhibit 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2000,relating to the consolidated financial statements, which appears in MicroFinancial Incorporated's Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 1, 2002